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                                                                     EXHIBIT 99


                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Atlantic Southeast Airlines, Inc. Investment Savings Plan (the "Plan") on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Charles J. Thibaudeau, Chairman of the Administrative Committee of the Plan, who performs the functions equivalent to a chief executive officer and chief financial officer of the Plan, hereby certifies, that, on the date hereof:

(1) such Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.



Date: June 25, 2003                         /s/ Charles J. Thibaudeau
     -----------------                      -----------------------------------
                                            Charles J. Thibaudeau
                                            Chairman, Administrative Committee
                                              Atlantic Southeast Airlines, Inc.
                                              Investment Savings Plan






A signed original of this written statement required by Section 906 has been provided to the Savings Plan and will be retained by the Savings Plan and furnished to the Securities and Exchange Commission or its staff upon request.